UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2005

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2005, our operating partnership, First Potomac Realty Investment Limited Partnership, closed on a $100 million fixed-rate secured financing with Jackson National Life Insurance Company. The loan has a 10-year term with a fixed rate of 5.19%, with interest only payments for the first five years and 30-year amortization thereafter. Terms of the financing allow First Potomac Realty Trust (the "Company") to substitute collateral as long as certain debt-service-coverage and loan-to-value ratios are maintained. The loan will be funded in two stages, with the first $65 million funded on July 18. Proceeds from the first funding were used to repay all of the Company’s floating rate mortgage debt and to reduce the balance outstanding on its unsecured credit facility with Key Bank N.A. and Wells Fargo National Bank to $16.5 million. The remaining $35 million is expected to be funded on or before December 31, 2005, with the proceeds used to defease a mortgage loan maturing in December 2007 that bears interest at 7.26% and is secured by four of the Company’s properties. The Company expects to incur one-time charges of approximately $3 million in the fourth quarter of 2005 related to defeasing this loan and writing off associated deferred financing costs.

Five properties serve as the collateral for the first funding (Rumsey Center, Snowden Center, Greenbrier Technology Center II, Norfolk Business Center and Alexandria Corporate Park) and an additional two properties will be added to the collateral base with the second funding (Plaza 500 and Van Buren Business Park).

A copy of the Loan Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 18, 2005, we issued a press release announcing that we closed on a $100 million fixed-rate secured financing with Jackson National Life Insurance Company. A copy of the release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

July 22, 2005	By:	Barry H. Bass

Name: Barry H. Bass
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement by and between Jackson National Life Insurance Company, as Lender and Rumsey First LLC, Snowden First LLC, GTC II First LLC, Norfolk First, LLC, Bren Mar, LLC, Plaza 500, LLC and FP Van Buren, LLC, all Delaware limited liability companies, as Borrowers
99.1	Press Release dated July 18, 2005.